SECOND AMENDMENT

        THIS SECOND AMENDMENT dated as of October 22, 2003 (this “Amendment”) amends the Credit Agreement dated as of May 10, 2001 (as previously amended, the “Credit Agreement”) among Nu Skin Enterprises, Inc. (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1     Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is amended as follows.

      1.1     Amendments to Section 1.1.

    (a)        The definition of “Consolidated Net Worth” is amended in its entirety to read as follows:

Consolidated Net Worth means, at any time, (a) the consolidated stockholders’ equity of the Company and the Restricted Subsidiaries, as defined according to GAAP, plus (b) to the extent funded with the proceeds of a debt offering and cash and not with the proceeds of any equity issuance, the amount (not to exceed $150,000,000) paid by the Company in the fourth quarter of 2003 for repurchases of its outstanding common stock, less (c) the sum of (i) to the extent included in clause (a), all amounts attributable to minority interests, if any, in the securities of Restricted Subsidiaries, and (ii) the amount by which Restricted Investments exceed 20% of the amount determined in clause (a).

    (b)        The following new definition of “Equity Securities” is added to Section 1.1 in appropriate sequence:

Equity Securities of any Person means (a) all common stock, Preferred Stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting), and (b) all warrants, options and other rights to acquire any of the foregoing.

        1.2     Amendment to Section 2.2.2. Section 2.2.2 is amended by adding the following sentence at the end thereof: “Each written borrowing notice shall be in the form of Exhibit G with appropriate insertions.”

        1.3     Addition of New Section 9.17. The following new Section 9.17 is added to the Credit Agreement in appropriate sequence:

9.17 Tax Shelter Regulations. The Company does not intend to treat the Loans and/or the Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If the Company determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Company so notifies the Administrative Agent, the Company acknowledges that any Lender may treat its Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender will maintain the lists and other records required by such Treasury Regulation.

        1.4     Addition of New Section 10.1.8. The following new Section 10.1.8 is added to the Credit Agreement in appropriate sequence:

10.1.8 Tax Shelter Documents. Promptly after the Company has notified the Administrative Agent of any intention by the Company to treat the Loans and/or the Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

        1.5     Amendment to Section 10.10.1. Section 10.10.1 is amended in its entirety to read as follows:

10.10.1 Minimum Consolidated Net Worth. Not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $271,935,200, (ii) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) earned in (a) the six months ended December 31, 2000, and (b) unless clause (iii) below is operative for any given fiscal quarter (in which case such fiscal quarter shall be excepted from this clause (ii)), each complete fiscal quarter thereafter, (iii) for the fiscal quarter ended December 31, 2003 and each fiscal quarter ended thereafter to but not including the fiscal quarter in which Total Indebtedness is first reduced to $120,000,000 or less, an aggregate amount equal to 70% of Consolidated Net Income (in each case to the extent a positive number) earned in each such fiscal quarter, and (iv) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries from the sale of Equity Securities subsequent to June 30, 2000, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person that owns greater than 5% of the Equity Securities of the Company), issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries and reissuances of up to $60,000,000 of treasury securities purchased by the Company after October 12, 2000, so long as not purchased in the fourth quarter of 2003.

        1.6     Amendment to Section 12.1.10. Section 12.1.10 is amended by deleting the reference to “Administrative Agent” therein and substituting “Collateral Agent” therefor.

        1.7     Addition of Exhibit. A new Exhibit G is added to the Credit Agreement in the form of Exhibit G hereto.

        SECTION 2     Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

        SECTION 3      Effectiveness. The amendments set forth in Section 1 above shall become effective when the Administrative Agent has received (i) counterparts of this Amendment executed by the Company and the Required Lenders and (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary Guarantor.

      SECTION 4    Miscellaneous.

        4.1     Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

        4.2     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        4.3     Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York (without regard to principles of conflicts of laws, other than Title 15 of Article 5 of the New York General Obligations Law).

        4.4     Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

        4.5     Pricing. Notwithstanding anything in the Credit Agreement to the contrary, from the date hereof through the date on which the Company delivers a compliance certificate for the Fiscal Year ending December 31, 2003 pursuant to Section 10.1.3 of the Credit Agreement, the Floating Rate Margin, the Eurodollar/Yen LIBOR Margin, the Commitment Fee Rate and the rate per annum applicable for Letter of Credit fees shall be determined by reference to Level II on Schedule 1.1 of the Credit Agreement.

        4.6     Certain Matters regarding NSE Korea Ltd. The Company, the Lenders and the Administrative Agent acknowledge that, notwithstanding the execution and delivery by NSE Korea Ltd., a Korean corporation domesticated under the laws of Delaware, of a counterpart of the Subsidiary Guaranty, certain laws and/or regulations in Korea may make the Subsidiary Guaranty (or certain provisions thereof) unenforceable with respect to NSE Korea Ltd. in Korea and/or restrict the ability of NSE Korea Ltd. to make payments under the Subsidiary Guaranty. Accordingly, the Lenders and the Administrative Agent agree that (a) no representation or warranty (i) made by NSE Korea Ltd. in Section 3.2 or 3.3 of the Subsidiary Guaranty or (ii) made by the Company in Section 9.2 or 9.5 of the Credit Agreement shall be deemed to be false or incorrect to the extent that such representation or warranty would be true absent the application of Korean laws and/or regulations; and (b) no Event of Default or Unmatured Event of Default shall occur under Section 12.1.9 of the Credit Agreement as a result of the Subsidiary Guaranty not being valid and enforceable under any Korean law or regulation. In consideration of the foregoing, the Company agrees that it will use reasonable commercial efforts to give to, and maintain in favor of, the Collateral Agent, for the ratable benefit of the Lenders and the other Senior Secured Creditors, a valid and perfected first priority Lien on and security interest in all of the stock NSE Korea Ltd. (and, if such pledge is obtained, the Company will deliver to the Lenders and the other Senior Secured Creditors appropriate documents of the types described in the second sentence of Section 10.8(a) of the Credit Agreement).

Delivered as of the day and year first above written.

NU SKIN ENTERPRISES, INC.

/s/  Ritch N. Wood
By:     Ritch N. Wood
Title:  Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

/s/  Sharon Burks Horos
By:     Sharon Burks Horos
Title:  Vice President

BANK ONE, NA with its main office in Chicago, Illinois
(successor by merger to Bank One, Utah, NA)

/s/  Mark F. Nelson
By:     Mark F. Nelson
Title:  Vice President

Exhibit A

CONFIRMATION

Dated as of October 22, 2003

To:	Bank of America, N.A., individually and as Administrative Agent (as defined below), and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of May 10, 2001 (the “Credit Agreement”) among Nu Skin Enterprises, Inc., various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”); (b) the other “Loan Documents” (as defined in the Credit Agreement), including the Guaranty and the Pledge Agreement; and (c) the Second Amendment dated as of the date hereof to the Credit Agreement (the “Amendment”).

        Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

NU SKIN ENTERPRISES, INC.

By:        /s/  Ritch N. Wood
Name:  Ritch N. Wood
Title:    Chief Financial Officer

NU SKIN INTERNATIONAL, INC.
NU SKIN ENTERPRISES HONG KONG, INC.
NU SKIN TAIWAN, INC.
NU SKIN UNITED STATES, INC.
BIG PLANET, INC.

By:        /s/  D. Matthew Dorny
Name:  D. Matthew Dorny
Title:    Vice President

NSE KOREA LTD.

By:        /s/  Luke Yoo
Name:  Luke Yoo
Title:    Representative Director and General Manager

EXHIBIT G

Form of Loan Notice

Bank of America N.A.,
    as Administrative Agent for the Lenders

Ladies and Gentlemen:

The undersigned, Nu Skin Enterprises, Inc. (the “Company”), refers to the Credit Agreement dated as of May 10, 2001 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Company, the Lenders, and Bank of America, N. A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.	The Company hereby requests (select one): ___ a Loan borrowing ___ a Loan conversion or continuation

2.	on _______________________ (which is a Business Day) (date)

3.	in the amount of $_______________________

4.	comprised of _______________________ (Type of Loan: Floating Rate Loan, Yen LIBOR Loan or Eurodollar Loan)

5.	with an Interest Period of _____ months (if Yen LIBOR Loan or Eurodollar Loan)

In accordance with the requirements of Section 11.2.2, the Company hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in clause (a) of Section 11.2.1, and confirms that the matters referenced in clauses (b) and (c) of such Section are true and correct.

NU SKIN ENTERPRISES, INC.

By:
Name:
Title: